Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of InterContinental Hotels Group PLC of our report dated 21 February 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in InterContinental Hotels Group PLC's Annual Report on Form 20-F for the year ended 31 December 2021.

/s/ PricewaterhouseCoopers LLP

London, England

20 October 2022